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                                                                     EXHIBIT 4.7




               FOURTH AMENDMENT TO TERM FACILITY CREDIT AGREEMENT


        This FOURTH AMENDMENT TO TERM FACILITY CREDIT AGREEMENT (this "Amendment") made as of the 30th day of October, 1996, by and among TPC CORPORATION, a Delaware corporation ("Borrower"), INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation, as Term Agent ("Term Agent"), and the Term Lenders under the Original Term Agreement ("Term Lenders").

                              W I T N E S S E T H:

        WHEREAS, Borrower, Term Agent and Term Lenders have entered into that certain Term Facility Credit Agreement dated as of September 25, 1995, as amended by that certain First Amendment to Term Facility Credit Agreement, effective as of September 25, 1995 that certain Second Amendment to Term Facility Credit Agreement dated December 6, 1995, and that certain Third Amendment to Term Facility Credit Agreement dated August 19, 1996 (as so amended, the "Original Term Agreement"), for the purpose and consideration therein expressed, whereby Term Lenders made loans to Borrower as therein provided; and

        WHEREAS, Borrower, Term Agent and Term Lenders desire to amend the Original Term Agreement for the purposes described herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Term Agreement and in consideration of the loans which may hereafter be maintained by Term Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                     ARTICLE I.  Definitions and References

        Section 1.1. Terms Defined in the Original Term Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Term Agreement shall have the same meanings whenever used in this Amendment.

        Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

            "Amendment" shall mean this Fourth Amendment to Term Facility Credit Agreement.

            "Term Agreement" shall mean the Original Term Agreement as amended hereby.




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




               ARTICLE II.  Amendments to Original Term Agreement

        Section 2.1. Repayment of Term Loans. Section 2.7(a) of the Original Term Agreement is hereby amended in its entirety to read as follows:

                  (a) Repayment of Facility A Term Loans. Borrower shall repay the principal of the Facility A Term Loans in installments on the last day of each March, June, September and December, commencing December
        31, 1996, with the final installment being due and payable on or before June 30, 2000. Each such installment shall be the lesser of (i) the remaining outstanding principal of the Facility A Term Loans on such date or (ii) the following amounts:

                 December 31, 1996                 $2,500,000
                 March 31, 1997                    $2,500,000
                 June 30, 1997                     $2,500,000
                 September 30, 1997                $2,500,000
                 December 31, 1997                 $2,500,000
                 March 31, 1998                    $2,500,000
                 June 30, 1998                     $2,500,000
                 September 30, 1998                $2,500,000
                 December 31, 1998                 $2,500,000
                 March 31, 1999                    $2,500,000
                 June 30, 1999                     $2,500,000
                 September 30, 1999                $2,500,000
                 December 31, 1999                 $2,500,000
                 March 31, 2000                    $2,500,000
                 June 30, 2000                     $9,017,648

         In any event all unpaid principal and interest on the Facility A Term Notes shall be due and payable in full on the final maturity of June 30, 2000.

         Section 2.2. Restricted Debt. Section 5.2(a)(v) of the Original Term Agreement is hereby amended in its entirety to read as follows:

                 (v) Debt under the Revolving Credit Agreement, and renewals, refinancings or extensions thereof; provided, the principal amount of such Debt shall not at any time exceed $40,000,000 and such Debt shall at all times be on an unsecured basis.

         Section 2.3. Limitation on Credit Extensions. Section 5.2(h) of the Original Term Agreement is hereby amended by adding a new clause (v) at the end thereof, to read as follows:

                 (v) other extensions of credit, advances or loans, so long as the aggregate amount of such extensions of credit, advances and loans made by Borrower and all Restricted Subsidiaries does not exceed $1,000,000.





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         Section 2.4.  EBITAD.  Section 5.2(o)(ii) of the Original Term
Agreement is hereby amended in its entirety to read as follows:

                 (ii) The ratio of (A) Borrower's and Restricted Subsidiaries' EBITAD to (B) the sum of Debt Service plus scheduled payments of principal (including the principal component of rentals or capitalized leases) on Restricted Debt plus $1,000,000 maintenance capital expenditures for each four-Fiscal Quarter period will not be less than
         (1) 1.10 to 1 for the four-Fiscal Quarter period ending December 31, 1996; (2) 1.15 to 1 for the four-Fiscal Quarter periods ending on each of March 31, 1997, June 30, 1997, September 30, 1997 and December 31, 1997; and (3) 1.20 to 1 for the four-Fiscal Quarter period ending March 31, 1998 and each four-Fiscal Quarter period thereafter.

         Section 2.5. Consent and Waiver re: Prism; Limited Waiver of EBITAD. Term Agent and Term Lenders hereby (i) consent to the extension of credit by Borrower to PRISM Information I, LLC in the amount of $380,000, as evidenced by a promissory note dated September 13, 1996, secured by certain collateral and maturing on September 13, 1998, and (ii) waive Borrower's breach of Section 5.2(h) of the Term Agreement thereby and any related Default or Event of Default under Section 7.1(c) of the Term Agreement. Term Agent and Term Lenders hereby waive (i) Borrower's breach of Section 5.2(o) of the Term Agreement for the Fiscal Quarter ending September 30, 1996 and (ii) any related Default or Event of Default under Section 7.1(c) of the Term Agreement.

                   ARTICLE III.  Conditions of Effectiveness

         Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when, and only when, (i) Term Agent shall have received, at Term Agent's office, a counterpart of this Amendment executed and delivered by Borrower and each Term Lender and (ii) Term Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Term Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Term Agent:

                 (a) Officer's Certificate. Term Agent shall have received a certificate of a duly authorized officer of Borrower to the effect that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness.

                 (b) Supporting Documents. Term Agent shall have received (i) a certificate of the Secretary of Borrower dated the date of this Amendment certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment and certifying the names and true signatures of the officers of Borrower authorized to sign this Amendment and (ii) such supporting documents as Term Agent may reasonably request.





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                  ARTICLE IV.  Representations and Warranties

         Section 4.1. Representations and Warranties of Borrower. In order to induce each Term Lender to enter into this Amendment, Borrower represents and warrants to each Term Lender that:

                 (a)  The representations and warranties contained in Section
         4.1 of the Term Agreement are true and correct at and as of the time of the effectiveness hereof.

                 (b) Each Related Person is duly authorized to execute and deliver this Amendment and Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Term Agreement. Each Related Person has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of such Related Person hereunder.

                 (c) The execution and delivery by each Related Person of this Amendment, the performance by each Related Person of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles or certificate of incorporation and bylaws or partnership agreement of any Related Person, or of any material agreement, judgment, license, order or permit applicable to or binding upon any Related Person, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Related Persons. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by each Related Person of this Amendment or to consummate the transactions contemplated hereby.

                 (d) When duly executed and delivered, each of this Amendment and the Term Agreement will be a legal and binding obligation of each Related Person, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

                 (e) The audited annual Consolidated financial statements of Borrower dated as of December 31, 1995 and the unaudited quarterly Consolidated financial statements of Borrower dated as of June 30, 1996 fairly present the Consolidated financial position at such dates and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such dates for Borrower. Copies of such financial statements have heretofore been delivered to each Term Lender. Since December 31, 1995, no material adverse change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of Borrower.





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                           ARTICLE V.  Miscellaneous

         Section 5.1. Ratification of Agreements. The Original Term Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Term Agreement in any Term Loan Document shall be deemed to be a reference to the Original Term Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Term Lenders under the Term Agreement, the Term Notes, or any other Term Loan Document nor constitute a waiver of any provision of the Term Agreement, the Term Notes or any other Term Loan Document.

         Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Term Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Related Person hereunder or under the Term Agreement to any Term Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Term Agreement.

         Section 5.3. Term Loan Documents. This Amendment is a Term Loan Document, and all provisions in the Term Agreement pertaining to Term Loan Documents apply hereto.

         Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         Section 5.5. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.





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         IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                                        TPC CORPORATION


                                        By: /s/ Robert D. Kincaid
                                           -----------------------------------
                                           Robert D. Kincaid, Treasurer


                                        INTERNATIONALE NEDERLANDEN
                                        (U.S.) CAPITAL CORPORATION,
                                        as Term Agent and a Term Lender


                                        By: /s/ Trond O. Rokholt
                                           -----------------------------------
                                           Trond O. Rokholt, Vice President


                                        CIBC, INC.


                                        By: /s/ Gary C. Gaskill
                                           -----------------------------------
                                           Name:  Gary C. Gaskill
                                           Title: Authorized Signatory


                                        BANK OF SCOTLAND

                                        By: /s/ Catherine M. Oniffrey
                                           -----------------------------------
                                           Name:  Catherine M. Oniffrey
                                           Title: Vice President




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


                                        CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                        By: /s/ Pascal Poupelle
                                           -----------------------------------
                                           Name:  Pascal Poupelle
                                           Title: Authorized Signature


                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By: /s/ Virginia Ryan
                                           -----------------------------------
                                           Name:  Virginia Ryan
                                           Title: Vice President


                                        DEN NORSKE BANK AS


                                        By: /s/ Byron L. Cooley
                                            -----------------------------------
                                            Name:  Byron L. Cooley
                                            Title: First Vice President

                                        By: /s/ Charles E. Hall
                                            -----------------------------------
                                            Name:  Charles E. Hall
                                            Title: First Vice President


                                        WELLS FARGO BANK (TEXAS)
                                        NATIONAL ASSOCIATION
                                        (f/k/a First Interstate
                                        Bank of Texas, N.A.)


                                        By: /s/ Ann M. Rhoads
                                            -----------------------------------
                                            Ann M. Rhoads, Vice President


                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LIMITED


                                        By: /s/ Satoru Otsubo
                                            -----------------------------------
                                            Name:  Satoru Otsubo
                                            Title: Joint General Manager

                                        BANK OF SCOTLAND


                                        By: /s/ Catherine M. Oniffrey
                                            -----------------------------------
                                            Name:  Catherine M. Oniffrey
                                            Title: Vice President





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                             CONSENT AND AGREEMENT

         Each of the undersigned Guarantors hereby consents to the following:

         1. The provisions of this Fourth Amendment to Term Facility Credit Agreement, and the transactions contemplated herein and therein.

         Each of the undersigned Guarantors hereby ratifies and confirms the Guaranty (Term Facility) dated as of September 25, 1995 made by it in favor of ING Capital, individually and as Term Agent, and in favor of Term Lenders, and any and all Security Documents and other Term Loan Documents executed by the undersigned Guarantors in connection therewith, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

                                 SEAHAWK GATHERING & LIQUIDS COMPANY,
                                 a Delaware corporation


                                 By:  /s/ Ronald H. Benson
                                      ---------------------------------------
                                      Ronald H. Benson, President


                                 SEAHAWK TRANSMISSION COMPANY,
                                 f/k/a Seagull Transmission Company,
                                 a Texas corporation


                                 By:  /s/ Ronald H. Benson
                                      ---------------------------------------
                                      Ronald H. Benson, President


                                 SEAHAWK PIPELINE & MARKETING COMPANY,
                                 f/k/a Seagull Pipeline & Marketing Company, a Delaware corporation


                                 By:  /s/ Ronald H. Benson
                                      ---------------------------------------
                                      Ronald H. Benson, President


                                 SEAHAWK PROCESSING COMPANY,
                                 f/k/a Seagull Processing Company,
                                 a Delaware corporation


                                 By:  /s/ Ronald H. Benson
                                      ---------------------------------------
                                      Ronald H. Benson, President




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                                 SEAHAWK NATURAL GAS COMPANY,
                                 f/k/a Seagull Natural Gas Company,
                                 a Delaware corporation


                                 By:  /s/ Ronald H. Benson
                                      ---------------------------------------
                                      Ronald H. Benson, President


                                 SEAHAWK INDUSTRIAL PIPELINE COMPANY,
                                 f/k/a Seagull Industrial Pipeline Company, a Texas corporation


                                 By:  /s/ Ronald H. Benson
                                      ---------------------------------------
                                      Ronald H. Benson, President


                                 SEAHAWK CAVALLO INVESTMENT COMPANY,
                                 f/k/a Amoco Cavallo Investment Company,
                                 a Delaware corporation


                                 By:  /s/ Ronald H. Benson
                                      ---------------------------------------
                                      Ronald H. Benson, President


                                 CAVALLO PIPELINE COMPANY,
                                 a Texas general partnership


                                 By:  /s/ Ronald H. Benson
                                      ---------------------------------------
                                      Ronald H. Benson, President of Seahawk
                                      Cavallo Investment Company (f/k/a Amoco
                                      Cavallo Investment Company), general
                                      partner, as representative of Seahawk
                                      Cavallo Investment Company to Management
                                      Committee of Cavallo Pipeline Company


                                 By:  /s/ J. Chris Jones
                                      ---------------------------------------
                                      J. Chris Jones, Vice President of Seahawk
                                      Industrial Pipeline Company (f/k/a Seagull
                                      Industrial Pipeline Company), general
                                      partner, as representative of Seahawk
                                      Industrial Pipeline Company to Management
                                      Committee of Cavallo Pipeline Company

                                      SEAHAWK SHORELINE SYSTEM,
                                      f/k/a Seagull Shoreline System,
                                      a Texas general partnership


                                 By:  /s/ Ronald H. Benson
                                      ---------------------------------------
                                      Ronald H. Benson, President of Seahawk
                                      Transmission Company (f/k/a Seagull
                                      Transmission Company), general partner, as
                                      representative of Seahawk Transmission
                                      Company to Management Committee of Seahawk
                                      Shoreline System


                                 By:  /s/ J. Chris Jones
                                      ---------------------------------------
                                      J. Chris Jones,Vice President of Seahawk
                                      Pipeline & Marketing Company (f/k/a
                                      Seagull Pipeline & Marketing Company),
                                      general partner, as representative of
                                      Seahawk Pipeline & Marketing Company to
                                      Management Committee of Seahawk Shoreline
                                      System





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